NEUBERGER BERMAN EQUITY FUNDS
 MANAGEMENT AGREEMENT
SCHEDULE A
SERIES OF NEUBERGER BERMAN EQUITY FUNDS

Neuberger Berman Dividend Growth Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman Greater China Equity Fund
Neuberger Berman International Small Cap Fund

Date:  December 7, 2016

NEUBERGER BERMAN EQUITY FUNDS
 MANAGEMENT AGREEMENT
SCHEDULE B
RATE OF COMPENSATION

Compensation pursuant to Paragraph 3 of the Management Agreement shall be calculated in accordance with the following schedules:

Fund	Rate of Compensation based on each Fund’s average daily net assets
Neuberger Berman Dividend Growth Fund	0.500% of the first $1.5 billion 0.475% of the next $2.5 billion 0.450% in excess of $4 billion
Neuberger Berman Global Real Estate Fund	0.800%
Neuberger Berman Greater China Equity Fund	1.100% of the first $1 billion 0.950% in excess of $1 billion
Neuberger Berman International Small Cap Fund

0.850% of the first $250 million
0.825% of the next $250 million
0.800% of the next $250 million
0.775% of the next $250 million
0.750% of the next $500 million
0.725% of the next $2.5 billion
 0.700% in excess of $4 billion

Date:  December 7, 2016